BYLAWS
                                       OF
                         TELEBANC FINANCIAL CORPORATION

1.           OFFICES.

             1.1.  REGISTERED OFFICE.

             The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Service Company.

             1.2.  OTHER OFFICES.

             The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.           MEETINGS OF STOCKHOLDERS.

             2.1.  PLACE OF MEETINGS.

             All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board, or the President and stated in the notice of meeting or in a duly executed waiver of notice thereof.

             2.2.  ANNUAL MEETINGS.

             The Corporation shall hold annual meetings of stockholders on the first Wednesday in May at 11 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

             2.3.  SPECIAL MEETINGS.

             Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called only as provided in the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


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             2.4.  NOTICE OF MEETINGS.

             Notice of any meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law")). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

             2.5.  WAIVERS OF NOTICE.

             Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

             2.6.  BUSINESS AT ANNUAL MEETING.

             At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.

             For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the annual meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so


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received not later than the close of business on the 10th day  following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) the same information required by clauses (b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman of the Board shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 2.6, and if the Chairman of the Board should so determine, the Chairman of the Board shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

             2.7.  LIST OF STOCKHOLDERS.

             After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list also shall, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

             2.8.  STOCK LEDGER.

             The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 2.7 above or to vote in person or by proxy at any meeting of stockholders.


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             2.9.  QUORUM AT MEETINGS.

             Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting or (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

             2.10.  VOTING AND PROXIES.

             Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder and such number of votes, including multiple or fractional votes, as may be provided by resolution of the Board of Directors for each share of serial preferred stock entitled to vote thereat held by such stockholder. Proxies solicited on behalf of the Board of Directors shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

           2.11.    REQUIRED VOTE.

           If a quorum exists, any matter brought before any meeting of stockholders (other than the election of directors) shall be decided by the affirmative vote of the majority of the votes cast on the matter, unless the Certificate of Incorporation or the Delaware General Corporation Law or these Bylaws requires a greater number


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of  affirmative  votes (in which case such different  requirement  shall apply).
Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists), and the election of directors need not be by written ballot. The Board of Directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

           2.12.    ACTION WITHOUT A MEETING.

           Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such written consent is unanimous, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

           2.13.  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.

           If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one vote, the act of the majority so voting binds all; (c) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.13 shall be a majority or even-split in interest.

           2.14.  VOTING OF SHARES BY CERTAIN HOLDERS.

           Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held


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by or under the control of a receiver may be voted by such receiver  without the transfer into his or her name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

           A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

           Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

           2.15.    INSPECTORS OF ELECTION.

           In advance of any meeting of stockholders, the Chairman of the Board or the President shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.           DIRECTORS.

             3.1.   POWERS.

             The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set


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forth in the  Certificate  of  Incorporation,  these Bylaws or agreements  among stockholders which are otherwise lawful.

             3.2.   NUMBER AND ELECTION.

             The number of directors which shall constitute the whole board shall not be fewer than six nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. Directors shall be elected only by stockholders at annual meetings of stockholders, other than the initial board of directors and except as provided in Section 3.3 hereof in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which such director is elected and until such director's successor is elected and qualified or until such director's earlier resignation or removal.

             3.3.   VACANCIES.

             Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

             3.4.   CLASSES; TERMS OF OFFICE.

             Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of stockholders held in the third year following their election and until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal.

             3.5.   NOMINATION OF DIRECTORS.

             Nominations of persons for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this Section 3.5. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's


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notice shall be received at the principal  executive  offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to
each  person  whom  the  stockholder   proposes  to  nominate  for  election  or
re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. The Chairman of the Board shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 3.5, and if the Chairman of the Board should so determine, the Chairman of the Board shall so declare to the meeting and the defective nomination shall be disregarded.

             3.6.   MEETINGS.

                      (a)  REGULAR MEETINGS.

             Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.


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                      (b)   SPECIAL MEETINGS.

             Special meetings of the Board of Directors may be called by the Chairman of the Board, President or any two directors on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

                      (c)  TELEPHONE MEETINGS.

             Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                      (d)  ACTION WITHOUT MEETING.

             Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

                      (e)    WAIVER OF NOTICE OF MEETING; PRESUMPTION OF
                             ASSENT.

             A  director  may  waive  any  notice   required  by  statute,   the
Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director who is present at a meeting is presumed to have assented to any action taken unless such director enters a dissent or abstention in the minutes of the meeting or files a written dissent to such action no later than five days after such director receives a copy of the minutes of the meeting, provided that the right to dissent shall not apply to a director who votes in favor of such action.


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                      (f)   QUORUM AND VOTE AT MEETINGS.

             At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 hereof (or, if no number is prescribed, the number in office immediately before the meeting begins). The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum for any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             3.7.  COMPENSATION OF DIRECTORS.

             The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a reasonable fixed sum for actual attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

             3.8.  INTERESTED DIRECTORS.

             No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if: (a) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed to or are known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a


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quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

             3.9.  RESIGNATION.

             Any director may resign at any time by sending a written notice of such resignation to the Chairman of the Board or the President of the Corporation. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

4.           COMMITTEES.

             4.1.   CREATION OF COMMITTEES.

             The Board of Directors may by resolution create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The Board of Directors shall establish an Audit Committee and a Stock Option Committee, composed in each case only of directors who are not employees of the Corporation or any subsidiary thereof. The creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken, whether or not a quorum. The designation of any committee pursuant to this Article 4 and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

             4.3.  EXECUTIVE COMMITTEE.

             The Board of Directors may by resolution designate the chief executive officer and two or more other directors to constitute an Executive Committee. The chairman of the Executive Committee shall be designated by the Board of Directors. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the full Board of Directors for its information at the meeting thereof held next after the proceedings shall have taken place. Subject to Section 4.4 below, each member of the Executive Committee shall hold office until the next annual regular meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee.

             4.2.  EXECUTIVE COMMITTEE AUTHORITY.

             The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by the resolution appointing the Executive Committee; and except also that the Executive Committee shall not have the power or authority of the Board of Directors with reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; amending the Bylaws of the Corporation; filling a vacancy or creating a new directorship; or approving a transaction in which any member of the such committee, directly or indirectly, has any material beneficial interest; and unless the resolution or Bylaws expressly so provide, the Executive Committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock or securities convertible into or exercisable for stock.

             4.4.   RESIGNATION AND REMOVAL.

                  Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board or the President of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

5.           OFFICERS.

             5.1.   POSITIONS.

             The officers of the Corporation shall be a Chairman of the Board, a President, and a Secretary, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person.

             5.2.   POWERS.

             (a) Each officer shall have, in addition to the duties and powers set forth herein, such duties and powers as are commonly incident to such officer's office and such additional duties and powers as the Board of Directors may from time to time authorize.

             (b) Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or at any meeting of any partnership in which the Corporation owns an interest at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interest and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

             5.3.   CHAIRMAN OF THE BOARD.

             The Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman of the Board may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.4.   PRESIDENT.

                  The President of the Corporation shall be the chief executive officer, unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The President shall have overall responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors and the Chairman of the Board. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.5.   VICE PRESIDENT.

             Any Vice President shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the Chairman of the Board or President. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may execute bonds, mortgages and other documents under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.5.   SECRETARY.

             The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary also may attest all instruments signed by any other officer of the Corporation.

             5.6.   ASSISTANT SECRETARY.

             The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

             5.7.   TREASURER.

             The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairman of the Board, the President, the Vice President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

             5.8.   ASSISTANT TREASURER.

             The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

             5.9.  TERM OF OFFICE.

             The officers of the Corporation shall hold office until their successors are chosen and qualified or until their death, earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

6.           CAPITAL STOCK.

             6.1.  CERTIFICATES OF STOCK; UNCERTIFICATED SHARES.

             The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the President, or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

             6.2.   LOST CERTIFICATES.

             The Chairman of the Board, the President, or any Vice President may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond, in such sum as such officer may direct as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

             6.3.   RECORD DATE.

                  (a)  ACTIONS BY STOCKHOLDERS.

             In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or to take any other action), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than 10 nor more than 60 days before the meeting or action requiring a determination of stockholders.

             In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

             A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date.

             If no record date is fixed by the Board of Directors, the record date shall be at the close of business on the day next preceding the day on which notice is given, or if notice is not required or is waived, at the close of business on the day next preceding the day on which the meeting is held or such other action is taken, except that (if no record date is established by the Board of Directors) the record date for determining stockholders entitled to consent to corporate action without a meeting is the first date on which a stockholder delivers a signed written consent to the Corporation for inclusion in the Minute Book of the Corporation.

                  (b)  PAYMENTS.

             In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c)   STOCKHOLDERS OF RECORD.

             The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by law.

7.           INSURANCE.

             The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

8.           INDEMNIFICATION.

             8.1. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN RIGHT OF THE
                      CORPORATION.

             (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in right of the Corporation)
by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and any appeal therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.


             8.2. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

             (a) The  Corporation  shall  indemnify  any  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 8.3 hereof) that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

             8.3.   AUTHORIZATION OF INDEMNIFICATION.

             Any indemnification under this Article 8 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof and, if applicable, is fairly and reasonably entitled to indemnity as set forth in Section 8.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the stockholders entitled to vote generally in the election of directors. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.4.   GOOD FAITH DEFINED.

             For purposes of any determination under Section 8.3 hereof, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 8.1 or 8.2 hereof, as the case may be.

             8.5.   INDEMNIFICATION BY A COURT.

             Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director,  officer,  trustee,  employee  or  agent  may  apply  to any  court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 8.1 and 8.2 above, as the case may be. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.6.   ADVANCEMENT OF EXPENSES.

             The Corporation may advance expenses (including attorneys' fees) incurred by a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Corporation as authorized in this Article 8.

             8.7.   CONTRACT, NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION.

             The indemnification provided by this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article 8 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section
8.3 hereof concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 of this Article 8 but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

             8.8.   MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE 8.

             For purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 8 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

9.           NOTICES.

             9.1.   NOTICES.

             Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or telecopy.

             9.2.   WAIVERS OF NOTICE.

             Whenever any notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

             Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting with the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any other waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

10.          GENERAL PROVISIONS.

             10.1.  INSPECTION OF BOOKS AND RECORDS.

             Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

             10.2.  DIVIDENDS.

             The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware, and such dividends may be paid in cash, in property, or in shares of capital stock of the Corporation. Subject to the Delaware General Corporation Law, such dividends may be paid either out of surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

             10.3.  RESERVES.

             The Board of Directors may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

             10.4.  EXECUTION OF INSTRUMENTS.

             All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             10.5.  FISCAL YEAR.

             The fiscal year of the Corporation shall begin on January 1 and end on December 31.

             10.6.  SEAL.

             The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

11.          AMENDMENTS TO BYLAWS.

             The Board of Directors may from time to time adopt, amend and repeal these Bylaws. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. If stockholders are entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as may be provided in the Certificate of Incorporation or by law, then the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of Bylaws by the stockholders of the Corporation. Any amendments to Sections 3.2,
3.4 and 3.5 of the Corporation's Bylaws shall require the affirmative vote of the stockholders set forth in the preceding sentence.

                                   * * * * *

             The foregoing Bylaws were adopted by the Board of Directors on March 23, 1994.


                                                     /s/ David Smilow
                                                     ---------------------------
                                                     Chairman of the Board


  Attested:


/s/ Elizabeth Felix
-------------------
  Secretary



These Bylaws reflect amendments adopted in February 1997